AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      This Amended and Restated Agreement (this "Agreement") dated as of July 31, 2006, is between BE Aerospace, Inc., a Delaware corporation (the "Company") and Amin J. Khoury ("Executive").

      WHEREAS, Executive and the Company entered into an amended and restated Employment Agreement dated as of August 1, 2005, as amended December 31, 2005 by two amendments (said Employment Agreement and amendments hereinafter collectively the "Employment Agreement"); and

      WHEREAS, Executive, having provided services to the Company since August 1, 1987, agrees to provide services for an additional period as provided herein, and the Company wishes to procure such services; and

      WHEREAS, Executive and the Company wish to further amend and restate the Employment Agreement in its entirety in the manner set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties agree as follows:

1.    REFERENCE TO EMPLOYMENT AGREEMENT.

            The Employment Agreement is hereby restated, superseded and replaced in its entirety by this Agreement.

2.    ARRANGEMENT.

            Executive shall provide to the Company, and the Company shall accept from Executive, the services set forth in Section 4.2 below, subject to the terms and conditions set forth in this Agreement.

3.    TERM.

            Executive shall provide to the Company services hereunder during the term of this Agreement which, unless otherwise terminated pursuant to the provisions of Article 7 hereof, shall be the period ending three (3) years from any date as of which the term is being determined (the "Employment Term"). The date on which the Employment Term ends, including any extensions thereof, is sometimes hereinafter referred to as the "Expiration Date." Pursuant to, and in accordance with, Section 7.7 hereof, the Company is required to engage Executive to render consulting services to the Company after Executive ceases to be employed by the Company.

4.    CAPACITY, SERVICES AND PERFORMANCE.

      4.1 Capacity. Executive shall serve the Company as its Chairman of the Board of Directors (the "Board") and Chief Executive Officer, or in such other Board or executive capacity as the Board may designate from time to time, but only upon agreement with Executive.

      4.2 Services. In the capacity set forth in Section 4.1 above, Executive shall be retained by the Company and shall perform such duties and responsibilities on behalf of the Company as Executive and the Board shall by mutual agreement from time to time determine.


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      4.3  Performance. During the Employment Term, Executive shall use his business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder; provided, however, that Executive shall be required only to devote so much time as Executive determines is reasonably necessary to discharge his duties as Chairman of the Board and Chief Executive Officer, and, subject to the provisions of Section 6 below, Executive may engage in other business activities during the Employment Term.

5.    COMPENSATION AND BENEFITS.

      5.1 Salary. Effective as of January 1, 2006 Executive shall receive an annual salary (the "Salary") of nine-hundred and four thousand dollars ($904,000) during each year of the Employment Term. The Salary shall be subject to adjustment from time to time by the Board; provided, however, that at no time shall the Salary be adjusted below the Salary for the preceding year. Commencing on January 1, 2007, and on January 1st of each year thereafter during the Employment Term, the Salary then in effect shall be increased by an amount not less than the amount determined by applying to the Salary then in effect the percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index Revised - Urban Wage Earners and Clerical Workers - National - All Items (1982-84 = 100) (the "Index") for the consecutive twelve (12) month period (January through December) immediately preceding such January 1. If the Index is no longer issued, the Board and Executive shall agree upon a substitute index issued by such agency which most reasonably reflects the criteria utilized in the most recent issue of the Index. Except as otherwise provided in this Agreement, the Salary shall be payable biweekly or in accordance with the Company's current payroll practices, and shall be pro-rated for any period of service less than a full year.

      5.2 Bonuses. Executive may receive bonuses from the Company when, as and if determined from time to time by the Board. Any such bonuses paid to Executive shall be in addition to the Salary then in effect.

      5.3 Benefits. So long as employed, Executive shall be entitled to participate in all employee benefit plans, life insurance plans, disability income plans, incentive compensation plans and other benefit plans, other than retirement plans, as may be from time to time in effect for executives of the Company generally. In addition, Executive and his spouse, for as long as they each may live, shall be entitled to (i) all medical, dental and health benefits available from time to time to the Company's executive officers and their spouses, respectively (other than medical reimbursement plans) on similar terms and conditions as active employees (provided that the level of such benefits is not greater than the benefits available on December 31, 2004), and (ii) the benefits available under the Company's executive medical reimbursement plan in effect as of March 1, 2001.

      5.4 Business Expenses. So long as employed, the Company shall pay or reimburse Executive for all reasonable business expenses incurred or paid by him in the performance of his services. Any reimbursement shall be paid in accordance with Company policy, but in any event, no later than March 15th of the year following the year in which the expense reimbursement accrues.

      5.5 Automobile. So long as employed, Executive shall receive either, an automobile owned or leased by the Company or a monthly automobile allowance, as determined by the Company, which automobile or allowance shall be at least equivalent to that which the Company was providing to Executive as of April 30, 2006. The automobile allowance, if applicable, shall be paid in accordance with Company policy, but in any event, no later than March 15th of the year following the year in which the automobile allowance was accrued.


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

      5.6 Equity Incentive Compensation. So long as employed, Executive shall be entitled to participate in any applicable equity incentive compensation program of the Company.

6.    PROPRIETARY RIGHTS AND NON-COMPETITION.

            Executive acknowledges that the Company is engaged in a continuous program of research, development and production in connection with its business, present and future, and hereby covenants as follows:

      6.1 Confidentiality. Executive will maintain in confidence and will not disclose or use, either during or after the Employment Term, any proprietary or confidential information or know-how belonging to the Company ("Proprietary Information" hereinafter defined), whether or not in written form, except to the extent required to perform duties on behalf of the Company. For purposes of this Agreement, "Proprietary Information" shall mean any information, not generally known to the relevant trade or industry, which was obtained from the Company, or which was learned, discovered, developed, conceived, originated or prepared by Executive in connection with this Agreement. Such Proprietary Information includes, without limitation, software, technical and business information relating to the Company's inventions or products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing and production and future business plans, information belonging to customers or suppliers of the Company disclosed incidental to Executive's performance under this Agreement, and any other information which is identified as confidential by the Company, but only so long as the same is not generally known in the relevant trade or industry.

      6.2  Inventions.

            6.2.1 Definition of Inventions. For purposes of this Agreement,
                  "Inventions" shall mean any new or useful art, discovery, contribution, finding or improvement, whether or not patentable, and all related know-how. Inventions shall include, without limitation, all designs, discoveries, formulae, processes, manufacturing techniques, semiconductor designs, computer software, inventions, improvements and ideas.

            6.2.2 Disclosure and Assignment of Inventions. Executive will promptly disclose and describe to the Company all Inventions which he may solely or jointly conceive, develop, or reduce to practice during the Employment Term or the Consulting Period (as defined in Section 7.7) (i) which relate at the time of conception, development, or reduction to practice of the Invention to the Company's business or actual or demonstrably anticipated research or development, (ii) which were developed, in whole or in part, on the Company's time or with the use of any of the Company's equipment, supplies, facilities or trade secret information, or (iii) which resulted from any work performed by Executive for the Company (the "Company's Inventions"). Executive hereby assigns to the Company all of his right, title and interest world-wide in and to the Company's Inventions and in all intellectual property rights based upon the Company's Inventions; provided, however, that Executive does not assign or agree to assign any Inventions, whether or not relating in any way to the Company's business or demonstrably anticipated research and development, which were made by him prior to the date of this Agreement, or which were developed by him independently during the Employment Term and not under the conditions stated in subparagraph (ii) above.


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

      6.3 Documents and Materials. Upon termination of this Agreement or at any other time upon the Company's request, Executive will promptly deliver to the Company, without retaining any copies, all documents and other materials furnished to him by the Company (other than personal copies of documents relating to the Executive's employment terms), prepared by him for the Company or otherwise relating to the Company's business, including, without limitation, all written and tangible material in his possession incorporating any Proprietary Information.

      6.4 Competitive Employment. During the Employment Term, the Consulting Period (as defined in Section 7.7), if applicable, and for a period of two (2) years thereafter (collectively, the "Extended Term"), Executive will not engage in any employment, consulting, or other activity in any business competitive with the Company without the Company's written consent, which consent shall not be unreasonably withheld; provided, however, that nothing in this Section 6.4 shall preclude Executive from serving as a director of any other corporation, or a partner or investor in a private equity firm.

      6.5 Non-Solicitation. During the Extended Term, Executive will not solicit or encourage, or cause others to solicit or encourage, any employees of the Company to terminate their employment with the Company.

      6.6  Acts to Secure Proprietary Rights.

            6.6.1 Further Acts. Executive agrees to perform, during and after the Employment Term and the Consulting Period, if applicable, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company's Inventions. Such acts may include, without limitation, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

            6.6.2 Appointment of Attorney-In-Fact. In the event that the Company is unable, for any reason whatsoever, to secure Executive's signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any of the Company's Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Executive hereby irrevocably appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by him, intending hereby to create a so-called "durable power" which will survive any subsequent disability.

      6.7 No Conflicting Obligations. Executive's performance of this Agreement does not breach and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him.

      6.8 Corporate Opportunities. Executive agrees that during the Employment Term and the Consulting Period, if applicable, he will first present to the Board, for its acceptance or rejection on behalf of the Company, any opportunity to create or invest in any company which is or will be involved in equipping or furnishing airplane cabin interiors, which comes to his attention and in which he, or any of his affiliates, might desire to participate. If the Board rejects the same or fails to act thereon in a reasonable time, Executive shall be free to invest in, participate or present such opportunity to any other


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natural person, corporation, limited liability company, limited or general partnership, or any other entity (each, a "Person").

      6.9 Specific Performance. Executive acknowledges that a breach of any of the promises or agreements contained herein could result in irreparable and continuing damage to the Company for which there may be no adequate remedy at law, and the Company shall be entitled to seek injunctive relief and/or a decree for specific performance.

7.    TERMINATION AND CHANGE OF CONTROL.

      7.1 Termination Date; Termination Prior to Change of Control or More than Three Years Following a Change of Control.

            7.1.1 Termination Date. The term "Termination Date" shall mean the date on which Executive's employment with the Company terminates for any reason prior to the Expiration Date.

            7.1.2 Termination by Executive. If Executive resigns prior to, or more than three years following, the occurrence of a Change of Control, then on the Termination Date, Executive shall receive payment of (i) his unpaid Salary through the Termination Date,
                  (ii) the Retirement Compensation pursuant to Section 7.6 hereof, determined as of the Termination Date, (iii) the other retirement benefits pursuant to Section 7.6 hereof, and (iv) the Severance Pay pursuant to Section 7.5 hereof. In addition, Executive and his spouse shall continue to be entitled to medical, dental and health benefits pursuant to Section 5.3 hereof and the Company shall engage Executive to render consulting services to the Company in accordance with Section
                  7.7 hereof.

            7.1.3 Termination by Company. If the Company terminates the
                  Executive's employment hereunder prior to or more than three years following the occurrence of a Change of Control for any reason other than death pursuant to Section 7.2 or incapacity pursuant to Section 7.3, then on the Termination Date, Executive shall receive payment of (i) any accrued and unpaid Salary through the Termination Date, (ii) bonuses payable to Executive for any fiscal periods of the Company ending prior to the Termination Date, (iii) a lump sum equal to his Salary from the Termination Date through the Expiration Date, (iv) the Retirement Compensation pursuant to Section 7.6 hereof, determined as of the Expiration Date, (v) the other retirement benefits pursuant to Section 7.6 hereof, and (vi) the Severance Pay pursuant to Section 7.5 hereof. In addition, (A) Executive and his spouse shall continue to be entitled to medical, dental and health benefits pursuant to Section 5.3 hereof, (B) any stock options, restricted stock awards or other equity awards granted to Executive that would not vest on or prior to the Termination Date shall vest and be exercisable immediately, and, notwithstanding any termination of employment provisions set forth in the applicable agreement, all stock options shall continue to be exercisable until their original stated expiration date and (C) the Company shall engage Executive to render consulting services to the Company in accordance with Section 7.7 hereof.


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

      7.2   Death.

            7.2.1 Executive's employment hereunder shall terminate upon his death. In such event, the Company shall, within thirty (30) days following the date of death, pay to such Person as Executive shall have designated in a notice filed with the Company, or if no such Person shall have been designated, to his estate, a lump sum payment equal to (i) the Salary that would have been due to Executive had this Agreement been in effect from the date of his death until the Expiration Date and (ii) the Retirement Compensation as provided in Section
                  7.6 below.

            7.2.2 Upon Executive's death during or after the Employment Term, the Company shall, within thirty (30) days following the date of death, also pay to such Person as Executive shall have designated in a notice filed with the Company, or if no such Person shall have been designated, to his estate, a lump-sum death benefit in the amount of $3 million in accordance with the Death Benefit Agreement attached as Exhibit A hereto.

            7.2.3 Upon Executive's death, The Company shall, within thirty (30)
                  days following his date of death, also pay to such Person as Executive shall have designated in a notice filed with the Company, or if no such Person shall have been designated, to his estate, a lump-sum equal to (A) any accrued and unpaid Salary through his date of death, and (B) any bonuses payable to Executive for any fiscal periods of the Company ending prior to the date of death. Executive's spouse shall continue to be entitled to medical, dental and health benefits pursuant to Section 5.3 hereof.

      7.3 Incapacity. If the Executive shall for at least six (6) consecutive months during the Employment Term have been unable to perform his material duties under this Agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the Company may terminate Executive's employment as provided in this Section 7.3. If the Company desires to so terminate Executive's employment, the Company shall:

      (i)   give prompt notice to Executive of any such termination; and

      (ii) until the Expiration Date, continue to pay to Executive an annual amount equal to two (2) times the Salary in effect on the Termination Date. The payments shall be made in equal bi-monthly installments commencing on the first payroll period following the Termination Date; and

      (iii) pay to Executive the entire Retirement Compensation, or the remaining unpaid balance thereof if payments of such Retirement Compensation have commenced, as provided in Section 7.6 and below; and

      (iv) pay to Executive within ten (10) business days after the Termination Date a lump-sum equal to (A) any accrued and unpaid Salary through the Termination Date and (B) any bonuses payable to Executive for any fiscal periods of the Company ending prior to the Termination Date; and

      (v) continue to provide medical, dental and health benefits as provided in Section 5.3 hereof.


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

            Any dispute between the Board and Executive with respect to Executive's incapacity shall be settled by reference to a competent medical authority mutually agreed to by the Board and Executive or his personal representative, whose decision shall be binding on all parties.

      7.4  Change of Control; Definitions.

            7.4.1 Change of Control. If a "Change of Control" of the Company
                  occurs, the Company will be obligated as provided in this
                  Section 7.4.1. For purposes of determining the Company's obligations under this Section 7.4.1, the date on which a Change of Control occurs shall be referred to as the "Change of Control Date." If a "Change of Control" occurs during the Employment Term, the Company or its successor in interest shall:

                  (i) within five (5) business days after the Change of Control Date, pay to Executive the amount of any Gross-Up Payment payable by the Company to Executive under Section 7.8 hereof;

                  (ii) continue to provide to Executive and his spouse, for their respective lifetimes, medical, dental and health benefits as provided in Section 5.3 hereof; provided, however, that the terms and level of such benefits shall be substantially similar as Executive and his spouse were receiving as of the Termination Date, or if greater, as they were receiving on December 31, 2004;

                  (iii) provide that any stock options, restricted stock awards or other equity awards granted to Executive that would not vest on or prior to the Change of Control Date shall vest and, if applicable, be exercisable upon the earlier of (i) the Change of Control Date and (ii) the execution of an agreement, if any, that would constitute a Change of Control (regardless of whether such agreement is consummated), and, notwithstanding any termination of employment provisions set forth in the applicable agreement, such stock options (or similar equity awards) shall continue to be exercisable until their original stated expiration date; and

                  (iv) engage Executive to render consulting services to the Company in accordance with Section 7.7 hereof.

            7.4.2 Definitions.

                  (i) For purposes of this Agreement, a "Change of Control" means:

                        (A) Individuals who, as of January 1, 2005 (the "Effective Date") constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any Person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or


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                              threatened election contest relating to the
                              election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such Person were a member of the Incumbent Board;

                        (B) a transaction or other event occurs such that any Person or Persons acting as a group acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

                        (C) a transaction or other event occurs such that any one Person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

                        (D) a transaction or other event occurs such that any one Person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) ownership of assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that no acquisition of ownership of the assets of the Company shall be deemed a Change of Control if the acquiring Person or group is:

                                 (1) A shareholder of the Company in exchange for or with respect to its stock;

                                 (2)   Any Majority Owned Entity, as defined
                                       below, of the Company;

                                 (3) A Person or group of which the Company is a Majority Owned Entity; or

                                 (4) A Majority Owned Entity of any Person or group described by (3), above.

                  (ii) For the purposes of this Section 7.4.2, Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as the result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a Person that enters into a merger, consolidation, purchase or acquisition of stock or assets or similar business transaction with the Company.


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                  (iii) For the purposes of this Section 7.4.2, a "Majority
                        Owned Entity" of any Person is any entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by such Person.

                  (iv) A Change of Control shall occur on the effective date of any event specified in Section 7.4.2(i) above. In connection with any determination of ownership for purposes of Section 7.4.2(i) above, the attribution rules of Section 318(a) of the Internal Revenue Code of 1986, as amended (the "Code"), shall apply.

      7.5   Severance Pay.

            If Executive's employment with the Company is terminated for any reason, other than due to (i) Executive's death pursuant to Section 7.2 hereof, or (ii) Executive's incapacity pursuant to Section 7.3 hereof, then within five
(5) business days after Executive's Termination Date, the Company shall pay to Executive, a lump sum amount equal to the Salary in effect on the Termination Date, which lump sum shall not be pro-rated. The obligations of the Company pursuant to this Section 7.5 are in addition to any other obligations under
Section 7 hereof.

      7.6   Retirement Compensation.

            7.6.1 Amount of Retirement Compensation. In recognition that Executive founded the Company and will not be eligible for any retirement plan to be offered by the Company to its executives (as provided in Section 5.3 above), Executive shall be entitled to retirement compensation ("Retirement Compensation") equal to the product of (i) 150% times (ii) the annual Salary then in effect (the "Specified Annual Salary") multiplied by (iii) the number of years of service provided by Executive to the Company, such service having commenced as of August 1, 1987 ("Commencement Date"), with a ratable adjustment should Executive's final period of service be less than a full year. The Retirement Compensation as so determined shall be paid to Executive (or in the event of Executive's subsequent death, to such Person as Executive shall have designated in a notice filed with the Company or, if no such Person shall have been designated, to his estate) at the times specified in Section 7.6.2 below, or contributed to the Retirement Trust described in Section 7.6.3 below in accordance with that Section. The amount of the Retirement Compensation so due and payable shall not be present-valued or otherwise reduced by use of any other discount or discounting method.

            7.6.2 Payment of Retirement Compensation.

            (i) Within five business days after the date on which the BE Aerospace, Inc. Executive Compensation Trust II dated April 21, 1999, as amended, is terminated (the "Distribution Date"), the Company will distribute the amount of Retirement Compensation that would have been payable to Executive under
                  Section 7.6.1 as of the Distribution Date, based on his years of service through the Distribution Date and his then Specified Annual Salary.

            (ii) Within five (5) business days after Executive's actual Termination Date, the Company shall pay to Executive an amount equal to (x) the Retirement Compensation payable to Executive as determined in Section 7.6.1 hereof less (y) the sum of (1) the amount of Retirement Compensation previously distributed to Executive pursuant to Section 7.6.2(i) hereof, and (2) the amounts previously distributed pursuant to Section 7.6.3(i) or 7.6.3(ii).


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

            7.6.3 Retirement Trust.

            (i) Within ninety days after the Distribution Date, the Company shall establish a trust for the duration of the Employment Term, and, commencing on such date and on a quarterly basis thereafter, each a "Contribution Date" the Company shall contribute to the trust (the "Retirement Trust") for the benefit of Executive an amount equal to (a) the Retirement Compensation that would be payable to Executive under Section 7.6.2(ii) if the Contribution Date was his Termination Date minus (b) the total of all contributions made to the Retirement Trust by the Company as of such Contribution Date. The Retirement Trust to which the Company shall make these contributions shall be irrevocable. The Retirement Trust shall provide that Executive may withdraw from the Retirement Trust, within the 30 day period beginning on the date on which he receives notice from the Company that the Company has made a contribution pursuant to this Section 7.6.3(i) an amount up to but not to exceed the amount of that contribution. If and to the extent that Executive fails to exercise this withdrawal right within the 30 day period, such withdrawal right shall lapse. The Retirement Trust also shall contain such other provisions as the Company and Executive reasonably agree are necessary in order for the Retirement Trust to qualify as a grantor trust under Section 671 of the Code with Executive as the grantor. The trust agreement for the Retirement Trust shall provide that any assets remaining in the Retirement Trust, after payment of all the Retirement Compensation payable pursuant to this Section 7.6, shall be paid to Executive, and that the Retirement Trust shall be exempt from the claims of the Company's creditors.

            (ii) As of the last day of each calendar quarter ending on or after the Distribution Date, during the Employment Term, the trustee of the Retirement Trust shall be required to distribute to Executive 25% of the amount by which (x) the Assumed Taxes that the Company reasonably estimates will be assessed upon Executive for the calendar year for which the distribution is being made as a result of his beneficial interest in the Retirement Trust, exceeds (y) the amount withdrawn by Executive in such calendar year pursuant to Section 7.6.3(i). For this purpose, the term "Assumed Taxes" shall mean the Federal, State and local income and employment taxes that would be payable by Executive for the year in question, assuming that the amount taxable would be subject to the highest Federal and applicable State and local income and employment taxes.

      7.7 Consulting Arrangement. In the event that Executive's employment terminates for any reason (including, without limitation, the Executive's voluntary resignation) other than death pursuant to Section 7.2 or incapacity pursuant to Section 7.3, then the Company shall retain the Executive to perform consulting services for a period of five (5) years following the Termination Date (the "Consulting Period"). The terms of the Executive's consulting arrangement are set forth on Exhibit B attached hereto.

      7.8  Certain Additional Payments by the Company.

            7.8.1 Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution, benefit, equity-based or other compensation or other transfer or action by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise and including without limitation any additional payments required under this Section 7.8) (a "Payment") would be subject to an excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to Executive (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains (or has had paid to the Internal Revenue Service on his behalf) an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local.

            7.8.2 Subject to the provisions of Section 7.8.3, all determinations required to be made under this Section 7.8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7.8, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 7.8 and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

            7.8.3 Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order
                        effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7.8.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            7.8.4 If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7.8.3, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 7.8.3 promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to
                  Section 7.8.3, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

      7.9 Restricted Stock Award. On July 31, 2006, the Company granted to the Executive, without payment by the Executive, 387,878 shares of restricted common stock of the Company (the "Restricted Stock"). The Restricted Stock was granted pursuant to and on the terms provided in the Company's 2005 Long-Term Incentive Plan, as amended (the "Plan"), and, to the extent not inconsistent with the terms hereof, the applicable restricted stock Award Document (as defined in the Plan). The Restricted Stock granted to the Executive pursuant to this Section
7.9 will immediately become fully vested and unrestricted on the earliest of:
(i) the fourth anniversary of the date hereof, provided that the Executive is employed by the Company or is rendering consulting services pursuant to Section
7.7 hereof on such anniversary date, (ii) immediately prior to a Change of Control, (iii) the Executive's death or incapacity, or (iv) termination of the Executive's employment by the Company for any reason. For the avoidance of doubt, all vesting of the Restricted Stock pursuant to this Section 7.9 shall be subject to the provisions of Sections 7.8 and 12 of this Agreement.

8.    WITHHOLDING.

            Without limiting the effect of Sections 7.8 and 12, all payments made by the Company under this Agreement shall be reduced by any amounts in respect of income, social security, FICA and other similar taxes at the then-prevailing rates required to be withheld by the Company under applicable law.

9.    INDEMNIFICATION.

            To the maximum extent permitted under Florida law as from time to time in effect, and subject to any mandatory exclusion of indemnification under Delaware law applicable to the indemnification of Executive under this Section 9, the Company hereby agrees to indemnify Executive and hold him harmless from, against and in respect of any and all damages, deficiencies, actions, suits, proceedings, demands, assessments, judgments, claims, losses, costs, expenses, obligations and liabilities arising from or related to the performance of the services under this Agreement by Executive.

10.   LEGAL FEES.

            In the event of a dispute between the parties with respect to any payments due hereunder in connection with a Change of Control, the Company will pay the costs of any legal fees and related expenses incurred in connection with such dispute. Such costs and expenses shall be advanced to Executive currently as reasonably required to continue such action or proceeding.

11.   UNFUNDED STATUS.

            This Agreement is intended to constitute an unfunded plan for incentive compensation. Except with respect to the Retirement Compensation, nothing contained herein shall give the Executive any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Stock Option and Compensation Committee of the Board may authorize the creation of trusts, acquisition of life insurance policies or other arrangements to meet the obligations created under this Agreement.

12.   SECTION 409A.

      12.1 Notwithstanding any provision of this Agreement to the contrary, if Executive is a "specified employee" as defined in Section 409A of the Code he shall not be entitled to any payments upon a termination of his employment until the earlier of (i) the first business day following the date which is six months after Executive's termination of employment for any reason other than death or (ii) Executive's date of death. The Company shall establish a trust pursuant to Rev. Proc. 92-64, promulgated under subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, as modified by Notice 2000-56, and fund any such payments that are deferred pursuant to this
            Section 12.1 that otherwise would be immediately payable to the Executive. The provisions of this Section 12.1 shall only apply if required to comply with Section 409A of the Code.

      12.2 If any provision of this Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code, or if any tax is imposed under such Section 409A on any payment to be received by Executive hereunder, this Agreement or any provision hereof may be reformed by Executive, subject to the consent of the Company which consent shall not be unreasonably withheld, to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Executive agrees in good faith to consider any such reformation proposed by the Company.

      12.3 The provisions of Section 7.8 of this Agreement, mutatis mutandis, shall apply to any imposition of taxes on Executive under Section 409A of the Code so that Executive shall be fully grossed up for the amount of, and shall not be adversely affected by, such taxes.

13.   WAIVER.

            Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right that Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Similarly, the waiver by any party hereto of a breach of any provision of this Agreement by the other party will not operate or be construed as a waiver of any other or subsequent breach by such other party.

14.   SEVERABILITY.

            If any part of this Agreement is found to be invalid or unenforceable, that part will be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and the remainder of this Agreement will remain in full force and effect.

15.   NOTICES.

            Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing, addressed as provided below (or to such other Person or address as to which either party may notify the other in accordance with this Section 15) and actually delivered at said address:

            If to Executive, to him at:

            Amin J. Khoury
            149 South Beach Road
            Hobe Sound, FL  33455

            If to the Company, to it at:

            BE Aerospace, Inc.
            1400 Corporate Center Drive
            Wellington, FL  33414
            Attention:  General Counsel

16.   SURVIVAL.

            The provisions of Sections 5.3 and 6 through 17 inclusive hereof shall each survive any termination or expiration of this Agreement.

17.   MISCELLANEOUS.

            This Agreement, including the attached exhibits, constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings and agreements, whether oral or written, regarding such subject matter. This Agreement may be amended or modified only by a written instrument signed by Executive and by a duly authorized representative of the Company. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument. Except as otherwise provided in this Agreement, this Agreement shall be governed by and construed in accordance with the laws (other than the conflicts of law rules) of the State of Florida.


      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first above written.

      EXECUTIVE                                BE AEROSPACE, INC.


                                               By:
      ---------------------------                  -----------------------------
                                               Title:

                                    Exhibit A
                                    ---------

                             Death Benefit Agreement

                                    Exhibit B
                                    ---------

                     Terms of the Consulting Arrangement(1)

                  1. Purpose.

                  As the founder of the Company, the Executive has knowledge, experience and skills are unique and essential to the Company. The Company acknowledges that following the Executive's termination of employment, it is in the best interest of the Company and its shareholders to retain the Executive as a consultant and advisor.

                  2. Term.

                The term of the Executive's consulting services will commence on the Termination Date and terminate on the fifth (5th) anniversary of the Termination Date (the "Consulting Period").

                  3. Consulting Services.

                  (a) Services.(2)

                  The Executive's services hereunder during the Consulting Period shall consist of strategic planning, financial planning, merger and acquisition advice and consultation to the Company, as well as providing periodic advice and consultation regarding key staffing and recruitment issues and such other services mutually agreed to by the Executive and the Company (the "Consulting Services"). At all times the Consulting Services shall be non-exclusive and the Executive shall only be required to devote so much time as is reasonably necessary to discharge the Consulting Services; provided, however, that in no event will the Consulting Services provided during each year of the Consulting Period cause the Executive's termination to cease to be a Separation of Service for purposes of Section 409A of the Code.

                  (b) Service Standards.

                  The Executive shall perform the Consulting Services in a commercially reasonable manner. In no event shall the Executive have any liability to the Company arising out of or related to the Executive's performance of the Consulting Services except to the extent it arises directly by reason of the Executive's gross negligence or willful misconduct in performing such Consulting Services.



----------

(1) Defined terms have the meanings ascribed thereto in the Agreement.

(2) Consulting Services to be confirmed upon the Termination Date.

                  (c) Expenses.

                  During the Consulting Period the Company shall:

                  (i) provide the Executive with an office at its Wellington, Florida facility or such other location otherwise reasonably agreed by the Company and the Executive; and

                 (ii) provide the Executive with a full time assistant; and

                 (iii) provide the Executive with travel in accordance with the Company's policy regarding Authorization and Limitation on Officer Travel as in effect on the Termination Date; and

                  (iv) provide Executive with an automobile or automobile allowance in accordance with Section 5.5 of the Agreement; and

                  (v) pay or reimburse the Executive for reasonable out-of-pocket expenses incurred in connection with the Executive's performance of the Consulting Services in accordance with past practices; provided, however, that in no event shall reimbursement occur after March 15th of the year following the year in which expenses are incurred.

                  4. Nature of the Relationship.

                  (a) Independent Contractor.

                  The Executive shall perform the Consulting Services in the capacity of an "independent contractor," being solely responsible for his actions or inactions. Nothing in this Exhibit or the Agreement shall be construed to create an employment relationship between the parties. With respect to the Consulting Services, the Executive will not be an employee of the Company for any purpose, including, without limitation: (i) for federal, state or local tax, employment, withholding or reporting purposes; or (ii) for eligibility or entitlement to any benefit under any of the Company's employee benefit plans (including, without limitation, those plans that are subject to the Employee Retirement Income Security Act of 1974, as amended), incentive, compensation or other employee programs or policies.

                  (b) Code of Conduct.

                  During the Consulting Period, the Executive shall comply with the Company's Code of Conduct and its Delegation of Authority or any successor policies, each as in effect from time to time (as if the Executive were a non-management employee with respect to the Delegation of Authority Policy).

                  (c) Payment of Taxes.

                  The Executive shall be responsible for, and shall maintain adequate records of, expenses that the Executive incurs in the course of performing the Consultant Services hereunder and shall be solely responsible for and shall file, on a timely basis, tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to the

Executive's performance of the Consulting Services. Neither federal, state nor local income tax of any kind shall be withheld or paid by the Company with respect to any amount paid to the Executive during the Consulting Period. The Executive is responsible for withholding and paying all employment taxes and income withholding taxes as required.

                  (d) Indemnification.

                  To the fullest extent permitted under applicable laws, rules and regulations and the Company's applicable corporate governance documents, the Company agrees to indemnify and hold the Executive harmless from any loss or liability, cost and expense (including, but not limited to, reasonable attorney's fees) incurred by the Executive as a result of the Executive being made a party to any action or proceedings by reason of the Executive's provision of the Consulting Services.

                  5. Consulting Fees.

                  During the Consulting Period, the Executive shall receive a consulting fee of fifteen percent (15%) of his Salary in effect immediately prior to the Termination Date per calendar year (the "Fees"), payable in monthly installments in arrears on the last day of the month (pro-rated for partial months).

                  6. Effect of Death or Disability.

                  In the event of the Executive's death or Disability, the Executive shall no longer be required to perform the Consulting Services and the Executive or his estate or beneficiaries, as applicable, shall be entitled to a lump sum payment equal to the amount of Fees payable to the Executive for the remainder of the Consulting Period. The lump sum payment shall be made within ten (10) business days following the effective date of the Executive's termination.

                  7. Termination of Consulting Period. The Consulting Period may not be terminated and the terms and conditions of the consulting relationship may not be amended or modified, without the prior written consent of both the Company and the Executive.

                  8. Documents and Materials.

                  Upon termination of the Consulting Period or at any other time upon the Company's request, the Executive will promptly deliver to the Company, without retaining any copies, all documents and other materials furnished to the Executive by the Company, prepared by the Executive for the Company or otherwise relating to the Company's business, including, without limitation, all written and tangible material in the Executive's possession incorporating any Proprietary Information.

                  9. Proprietary Rights and Non Competition.

                  The provisions of Section 6 of the Agreement shall apply during the Consulting Period. All references to Employment Term in Section 6 shall also be deemed to refer to the Consulting Period.


                                       3



                                      B-1